STERLING CAPITAL FUNDS

AMENDMENT TO

TRANSFER AGENCY AND BLUE SKY SERVICES AGREEMENT

This Amendment (the “Amendment”) is effective as of April             , 2015 by and between Sterling Capital Funds (the “Trust”) and BNY Mellon Investment Servicing (US) Inc. (“BNY Mellon”).

BACKGROUND:

A.	BNY Mellon and the Trust previously entered into a Transfer Agency and Blue Sky Services Agreement, dated as of December 18, 2006, and into the various amendments dated prior to the date hereof indicated on Schedule B attached hereto (the “Current Agreement”), relating to BNY Mellon’s provision of certain transfer agency and blue sky services to the Trust.

B.	The Trust and BNY Mellon desire to amend the Current Agreement as set forth herein.

C.	This Background section is incorporated by reference into and made a part of this Amendment.

TERMS:

The parties hereby agree that:

1. Modifications to Current Agreement. The Current Agreement is amended as follows:

(a) Amended and Restated Exhibit A shall be deleted in its entirety and replaced with the Amended and Restated Exhibit A attached to this Amendment.

(b) A new Exhibit B shall be added which reads in its entirety as set forth on the Exhibit B attached hereto.

2. Adoption of Amended Agreement by the Funds. Each Fund acknowledges and agrees that (i) by virtue of its execution of this Amendment, it becomes and is a party to the Current Agreement as amended by this Amendment (“Amended Agreement”) as of the date first written above, or if BNY Mellon commenced providing services to the Fund prior to the date first written above, as of the date BNY Mellon first provided services to the Fund, and (ii) it is bound by all terms and conditions of the Amended Agreement as of such date. The term “Fund” has the same meaning in this Amendment as it has in the Current Agreement.

3. Miscellaneous.

(a) Except as specifically modified by this Amendment, all terms and conditions of the Current Agreement shall remain in full force and effect.

(b) This Amendment may be executed in one or more counterparts; such execution of counterparts may occur by manual signature, facsimile signature, manual signature transmitted by means of facsimile transmission or manual signature contained in an imaged document attached to an email transmission; and each such counterpart executed in accordance with the foregoing shall be deemed an original, with all such counterparts together constituting one and the same instrument. The exchange of executed copies of this Amendment or of executed signature pages to this Amendment by facsimile transmission or as an imaged document attached to an email transmission shall constitute effective execution and delivery hereof and may be used for all purposes in lieu of a manually executed copy of this Amendment.

(c) This Amendment shall be deemed to be a contract made in Massachusetts and governed by Massachusetts law, without regard to principles of conflicts of law.

(d) This Amendment constitutes the final, complete, exclusive and fully integrated record of the agreement of the parties with respect to the subject matter herein and the amendment of the Current Agreement.

(e) The names “Sterling Capital Funds” and “Trustees of Sterling Capital Funds” refer respectively to the Trust created and the Trustees, as trustees but not individually or personally, acting from time to time under an Amended and Restated Agreement and Declaration of Trust dated as of February 1, 2011, as amended, to which reference is hereby made and a copy of which is on file at the office of the Secretary of the Commonwealth of Massachusetts and elsewhere as required by law, and to any and all amendments thereto so filed or hereafter filed. The obligations of “Sterling Capital Funds” or any series thereof entered into in the name or on behalf thereof by any of the Trustees, representatives or agents of the Trust are made not individually, but in such capacities, and are not binding upon any of the Trustees, shareholders or representatives of the Trust personally, but bind only the assets of the Trust, and all persons dealing with any series of shares of the Trust must look solely to the assets of the Trust belonging to such series for the enforcement of any claims against the Trust.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed all as of the day and year first above written.

STERLING CAPITAL FUNDS
On its own behalf and on behalf of each Fund, each in its individual and separate capacity

By:
Name:
Title:

BNY MELLON INVESTMENT SERVICING (US) INC.

By:
Name:
Title:

AMENDED AND RESTATED EXHIBIT A

THIS AMENDED AND RESTATED EXHIBIT A, effective as of April             , 2015, is Exhibit A to that certain Transfer Agency and Blue Sky Services Agreement dated as of December 18, 2006, as amended, between BNY Mellon Investment Servicing (US) Inc. (“BNY Mellon”) and Sterling Capital Funds (the “Agreement”). For clarity, notwithstanding the references in Section 2 of the Agreement to “2006 Converted Funds” and “2007 Converted Funds,” each investment portfolio set forth below is a “Fund” under the Agreement; BNY Mellon will provide services with respect to such Funds in accordance with the terms set forth in the Agreement. This Exhibit A shall supersede all previous forms of Exhibit A to the Agreement.

FUNDS

Sterling Capital Short Duration Bond Fund

Sterling Capital Intermediate U.S. Government Fund

Sterling Capital Behavioral Large Cap Value Equity Fund

Sterling Capital North Carolina Intermediate Tax-Free Fund

Sterling Capital Strategic Allocation Conservative Fund

Sterling Capital Strategic Allocation Balanced Fund

Sterling Capital Strategic Allocation Growth Fund

Sterling Capital South Carolina Intermediate Tax-Free Fund

Sterling Capital Virginia Intermediate Tax-Free Fund

Sterling Capital Total Return Bond Fund

Sterling Capital Mid Value Fund

Sterling Capital West Virginia Intermediate Tax-Free Fund

Sterling Capital Kentucky Intermediate Tax-Free Fund

Sterling Capital Maryland Intermediate Tax-Free Fund

Sterling Capital Special Opportunities Fund

Sterling Capital Equity Income Fund

Sterling Capital Behavioral Small Cap Value Equity Fund

Sterling Capital Corporate Fund

Sterling Capital Securitized Opportunities Fund

Sterling Capital Ultra-Short Bond Fund

Sterling Capital Long/Short Equity Fund

Sterling Capital Behavioral International Equity Fund

Sterling Capital Stratton Small Cap Value Fund*

Sterling Capital Stratton Mid Cap Value Fund*

Sterling Capital Stratton Real Estate Fund*

*Services expected to commence on or about             , 2015.

AMENDED AND RESTATED EXHIBIT A

THIS AMENDED AND RESTATED EXHIBIT A, effective as of             , 2015, is Exhibit A to the Amended and Restated Transfer Agency and Blue Sky Services Fee Letter dated as of July 1, 2012, as amended from time to time, between Sterling Capital Funds and BNY Mellon Investment Servicing (US) Inc (the “Fee Letter”). This Exhibit A shall supersede all previous forms of Exhibit A to the Fee Letter.

PORTFOLIOS

Sterling Capital Short Duration Bond Fund

Sterling Capital Intermediate U.S. Government Fund

Sterling Capital Behavioral Large Cap Value Equity Fund

Sterling Capital North Carolina Intermediate Tax-Free Fund

Sterling Capital Strategic Allocation Conservative Fund

Sterling Capital Strategic Allocation Balanced Fund

Sterling Capital Strategic Allocation Growth Fund

Sterling Capital South Carolina Intermediate Tax-Free Fund

Sterling Capital Virginia Intermediate Tax-Free Fund

Sterling Capital Total Return Bond Fund

Sterling Capital Mid Value Fund

Sterling Capital West Virginia Intermediate Tax-Free Fund

Sterling Capital Kentucky Intermediate Tax-Free Fund

Sterling Capital Maryland Intermediate Tax-Free Fund

Sterling Capital Special Opportunities Fund

Sterling Capital Equity Income Fund

Sterling Capital Behavioral Small Cap Value Equity Fund

Sterling Capital Corporate Fund

Sterling Capital Securitized Opportunities Fund

Sterling Capital Ultra-Short Bond Fund

Sterling Capital Long/Short Equity Fund

Sterling Capital Behavioral International Equity Fund

Sterling Capital Stratton Small Cap Value Fund

Sterling Capital Stratton Mid Cap Value Fund

Sterling Capital Stratton Real Estate Fund

BNY MELLON INVESTMENT
SERVICING (US) INC.

By:
Name:
Title:

Accepted:

STERLING CAPITAL FUNDS

On behalf of each Fund in its individual and separate capacity

By:
Name:
Title:

Exhibit B

(to the Transfer Agency Services Agreement dated December 18, 2006)

Name	Date
Service Standard Amendment To Transfer Agency and Blue Sky Services Agreement	4/23/2007
Amendment to Transfer Agency Services Agreement	4/23/2007
Red Flag Services Amendment	5/1/2009
Amendment to Transfer Agency and Blue Sky Services Agreement	9/1/2009
Identity Theft Red Flags Program Service Contract Postponement Letter	11/6/2009
Amendment to Transfer Agency and Blue Sky Services Agreement	1/1/2010
Amended and Restated Exhibit A to Transfer Agency and Blue Sky Services Agreement	2/1/2010
Amendment to Transfer Agency and Blue Sky Services Agreement	6/29/2011
Amendment to Transfer Agency and Blue Sky Services Agreement	7/1/2012
Amended and Restated Service Standard Amendment to the Transfer Agency and Blue Sky Services Agreement	7/1/2012
Amendment to Transfer Agency and Blue Sky Services Agreement	11/1/2012
Amended and Restated Exhibit A to Transfer Agency and Blue Sky Services Agreement	12/12/2013
Amended and Restated Exhibit A to Transfer Agency and Blue Sky Services Agreement	11/28/2014
Amendment to Transfer Agency and Blue Sky Services Agreement	4/—/2015